Exhibit 10.6

ACCELERANT HOLDINGS

2025 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF  DIRECTORS:

APPROVED BY THE SHAREHOLDERS:

TERMINATION DATE:

1.  PURPOSE. The purpose of the Accelerant Holdings 2025 Employee Stock Purchase Plan (this “Plan”) is to provide eligible Employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions or other contributions in order to enhance such employees’ sense of participation in the affairs of the Company. This Plan shall apply to Offering Periods beginning on or after the effective date of the initial public offering of the Shares, as determined by the Committee (as defined below).

This Plan includes two components: (a) a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”), the provisions of which shall be construed so as to extend and limit participation in a uniform and nondiscriminatory manner consistent with the requirements of Section 423 of the Code; and (b) a component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”), under which options shall be granted pursuant to rules, procedures or sub-plans adopted by the Committee designed to achieve tax, securities laws or other objectives for eligible Employees, the Company and its Participating Subsidiaries. Except as otherwise provided in this Plan, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2.  DEFINITIONS. As used herein, the terms set forth below have the meanings assigned to them in this Section 2 and shall include the plural as well as the singular.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Board” means the Board of Directors of the Company.

“Business Day” shall mean a day on which the NYSE is open for trading.

“Brokerage Account” means the account in which the Purchased Shares are held.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, or the designee of the Compensation Committee.

“Company” means Accelerant Holdings, a Cayman Islands exempted company limited by shares, or any successor thereto.

“Compensation” means, unless otherwise determined by the Committee in advance of an Offering Period, base pay, commissions, overtime, and vacation, holiday and sick pay. Compensation does not include: (1) income related to share option awards, share grants and other equity incentive awards, (2) expense reimbursements, (3) relocation-related payments, (4) benefit plan payments (including but not limited to short-term disability pay, long-term disability pay, maternity pay, military pay, tuition reimbursement and adoption assistance), (5) accrued but unpaid compensation for a deceased Participant, (6) income from non-cash and fringe benefits, (7) severance payments, (8) annual, quarterly, monthly and other cash bonuses, and (9) other forms of compensation not specifically listed herein.

“Employee” means any individual who is a common law employee of the Company or any other Participating Subsidiary. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or the Participating Subsidiary, as appropriate, and only to the extent permitted under Section 423 of the Code with respect to the 423 Component. For purposes of the Plan, an individual who performs services for the Company or a Participating Subsidiary pursuant to an agreement (written or oral) that classifies such individual’s relationship with the Company or a Participating Subsidiary as other than a common law employee shall not be considered an “employee” with respect to any period preceding the date on which a court or administrative agency issues a final determination that such individual is an “employee.”

“Enrollment Date” means the first Business Day of each Offering Period.

“Exercise Date” means the last Business Day of each Offering Period (or, if determined by the Committee, the Purchase Period if different from the Offering Period).

“Fair Market Value” on or as of any date means the official closing price for a Share as reported on the NYSE on the relevant valuation date or, if no official closing price is reported on such date, on the preceding day on which an official closing price is reported on the NYSE; or, if the Shares are no longer listed on the NYSE, the closing price for Shares as reported on the official website for such other exchange on which the Shares are listed.

“NYSE” means the New York Stock Exchange.

“Offering Period” means every six-month period beginning each May 1st and November 1st or such other period designated by the Committee; provided that in no event shall an Offering Period exceed twenty-seven (27) months, with the commencement of the first Offering Period to be determined by the Committee. Notwithstanding anything herein to the contrary, the Committee may establish an Offering Period with multiple Purchase Periods within such Offering Period.

“Option” means an option granted under this Plan that entitles a Participant to purchase Shares.

“Participant” means an Employee who satisfies the requirements of Sections 3 and 5 of the Plan.

“Participating Subsidiary” means each Subsidiary other than those that the Committee or the Board has excluded from participation in the Plan.

“Plan” means this Accelerant Holdings 2025 Employee Stock Purchase Plan, as amended from time to time.

“Purchase Account” means the account used to purchase Shares through the exercise of Options under the Plan.

“Purchase Period” means the period designated by Committee during which payroll deductions or other contributions of the Participants are accumulated under the Plan. A Purchase Period may coincide with an entire Offering Period or there may be multiple Purchase Periods within an Offering Period, as determined by the Committee prior to the commencement of the applicable Offering Period.

“Purchase Price” shall be the lesser of: (i) 85% of the Fair Market Value of a Share on the applicable Enrollment Date for an Offering Period and (ii) 85% of the Fair Market Value of a Share on the applicable Exercise Date; provided, however, that the Committee may determine a different per share Purchase Price with respect to future Offering Periods provided that such per share Purchase Price is communicated to Participants prior to the beginning of such Offering Period and provided that in no event shall such per share Purchase Price be less than the lesser of (i) 85% of the Fair Market Value of a Share on the applicable Enrollment Date or (ii) 85% of the Fair Market Value of a Share on the Exercise Date.

“Purchased Shares” means the full Shares issued or delivered pursuant to the exercise of Options under the Plan.

“Shares” means the common shares of the Company.

“Subsidiary” means an entity, domestic or foreign, of which not less than 50% of the voting equity is held by the Company or a Subsidiary, whether or not such entity now exists or is hereafter organized or acquired by the Company or a Subsidiary; provided such entity is also a “subsidiary” within the meaning of Section 424 of the Code.

“Termination Date” means (i) the date on which a Participant terminates employment or on which the Participant ceases to provide services to the Company or a Subsidiary as an employee or as otherwise required under Section 423 with respect to the 423 Component or (ii) subject to Section 423 of the Code with respect to the 423 Component, the date on which the Participant’s employment is determined to have been terminated for purposes of the Plan by the Committee. The Termination Date specifically does not include any period following that date which the Participant may be eligible for or in receipt of other payments from the Company including in lieu of notice or termination or severance pay or as wrongful dismissal damages.

3.	ELIGIBILITY.

(a) Only Employees of the Company or a Participating Subsidiary shall be eligible to be granted Options under the Plan and, in no event may a Participant be granted an Option under the Plan following his or her Termination Date.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option under the 423 Component of the Plan if (i) immediately after the grant, such Employee (or any other person whose shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding Options or options to purchase shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any of its Subsidiaries or (ii) such Option would permit his or her rights to purchase shares under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such shares (determined at the time each such Option is granted) for each calendar year in which such Option is outstanding at any time. Except as otherwise determined by the Committee prior to the commencement of an Offering Period, no Participant may purchase more than 5,000 Shares during any Offering Period.

4.  EXERCISE OF AN OPTION. Options shall be exercised on behalf of Participants in the Plan every Exercise Date, using payroll deductions that have accumulated in the Participants’ Purchase Accounts during the immediately preceding Purchase Period or that have been retained from a prior Purchase Period pursuant to Section 8 hereof.

5.	PARTICIPATION.

(a) Unless otherwise determined by the Committee prior to the commencement of an Offering Period and in accordance with Section 423 of the Code with respect to the 423 Component, an Employee shall be eligible to participate on the first Enrollment Date that occurs after such Employee’s first date of employment with the Company or a Participating Subsidiary; provided, that such Employee properly completes and submits an election form by the deadline prescribed by the Company.

(b) An Employee who does not become a Participant on the first Enrollment Date on which he or she is eligible may thereafter become a Participant on any subsequent Enrollment Date by properly completing and submitting an election form by the deadline prescribed by the Company.

(c) Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Purchase Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 12 hereof.

6.  PAYROLL DEDUCTIONS.

(a) A Participant shall elect to have payroll deductions made during a Purchase Period equal to no less than 1% of the Participant’s Compensation up to a maximum of 15% (or such greater amount as the Committee establishes from time to time). The amount of such payroll deductions shall be in whole percentages, with such deductions being accumulated during the applicable Purchase Period. All payroll deductions made by a Participant shall be credited to his or her Purchase Account. A Participant may not make any additional payments into his or her Purchase Account. Notwithstanding the foregoing or any provisions to the contrary in the Plan, the Committee may allow participants to make other contributions under the Plan via cash, check, or other means instead of payroll deductions if payroll deductions are not permitted under applicable local law, and for any Offering Period under the 423 Component, the Committee determines that such other contributions are permissible under Section 423 of the Code.

(b) Except as otherwise determined by the Committee prior to the commencement of an Offering Period, a Participant may not increase the rate of payroll deductions during an Offering Period. Except as otherwise determined by the Committee prior to the commencement of an Offering Period, a Participant may decrease the rate of payroll deductions during an Offering Period by properly completing and submitting an election change form in accordance with the procedures prescribed by the Committee and/or any other forms required by the Committee and by following any other procedures as may be established by the Committee, in which case the new rate shall become effective as soon as administratively practicable after the Participant elects such change and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Offering Period, except that a Participant may elect at any time during an Offering Period, regardless of whether the Participant previously decreased his or her contribution percentage, to reduce his or her contribution percentage to 0% and such change shall become effective as soon as administratively practicable after the Participant elects such change and shall continue for the remainder of the Offering Period unless changed as described below. A Participant may change his or her payroll deduction percentage under subsection (a) above for any subsequent Offering Period by properly completing and submitting an election change form in accordance with the procedures prescribed by the Committee. The change in amount shall be effective as of the first Enrollment Date following the date of filing of the election change form. Unless otherwise determined by the Committee prior to the commencement of an Offering Period, a payroll deduction election will automatically apply to the next Offering Period, unless otherwise cancelled or changed by the Participant prior to the commencement of such Offering Period.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions may be decreased to 0% at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant’s election form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 12 hereof.

7.  GRANT OF OPTION. On the applicable Enrollment Date, each Participant in an Offering Period shall be granted an Option to purchase on the applicable Exercise Date a number of full Shares determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Purchase Account as of the applicable Exercise Date by the applicable Purchase Price.

8.  EXERCISE OF OPTION. A Participant’s Option for the purchase of Shares shall be exercised automatically on the Exercise Date, and the maximum number of Shares subject to the Option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her Purchase Account. If the Fair Market Value of a Share on the first day of the current Offering Period in which a participant is enrolled is higher than the Fair Market Value of a Share on the first day of any subsequent Offering Period, the Company may establish procedures to automatically enroll such participant in the subsequent Offering Period and any funds accumulated in a participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of Shares on the Exercise Date immediately prior to the first day of such subsequent Offering Period. A participant does not need to file any forms with the Company to be automatically enrolled in the subsequent Offering Period.

Except as otherwise determined by the Committee prior to the commencement of an Offering Period, no fractional Shares shall be purchased; any payroll deductions accumulated in a Participant’s Purchase Account which are not sufficient to purchase a full Share shall be retained in the Purchase Account for the next subsequent Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 12 hereof. All other payroll deductions accumulated in a Participant’s Purchase Account and not used to purchase Shares on an Exercise Date shall be distributed to the Participant. During a Participant’s lifetime, a Participant’s Option is exercisable only by him or her. The Company shall satisfy the exercise of all Participants’ Options for the purchase of Shares through (a) the issuance of authorized but unissued Shares, (b) the transfer of treasury Shares, (c) the purchase of Shares on behalf of the applicable Participants on the open market through an independent broker and/or (d) a combination of the foregoing.

9.  ISSUANCE OF SHARES. The Shares purchased by each Participant shall be issued in book entry form and shall be considered to be issued and outstanding to such Participant’s credit once the Participant has been registered as the holder of such Shares under applicable law. The Committee may permit or require that Shares be deposited directly in a Brokerage Account with one or more brokers designated by the Committee or to one or more designated agents of the Company, and the Committee may use electronic or automated methods of share transfer. The Committee may require that Shares be retained with such brokers or agents for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such Shares, and may also impose a transaction fee with respect to a sale of Shares issued to a Participant’s credit and held by such a broker or agent. The Committee may permit Shares purchased under the Plan to participate in a dividend reinvestment plan or program maintained by the Company, and establish a default method for the payment of dividends.

10.  APPROVAL BY SHAREHOLDERS. Notwithstanding the above, the Plan is expressly made subject to the approval of the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board. Such shareholder approval shall be obtained in the manner and to the degree required under applicable Cayman law and U.S. federal and state law. If the Plan is not so approved by the shareholders within 12 months before or after the date the Plan is adopted by the Board, this Plan shall not come into effect.

11.	ADMINISTRATION.

(a) Powers and Duties of the Committee. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, Section 423 of the Code and the regulations thereunder with respect to the 423 Component, the Committee shall have the discretionary authority to determine the time and frequency of granting Options, the duration of Offering Periods and Purchase Periods, the terms and conditions of the Options and the number of Shares subject to each Option. The Committee shall also have the discretionary authority to do everything necessary and appropriate to administer the Plan, including, without limitation, interpreting the provisions of the Plan (but any such interpretation shall not be inconsistent with the provisions of Section 423 of the Code with respect to the 423 Component). All actions, decisions and determinations of, and interpretations by the Committee with respect to the Plan shall be final and binding upon all Participants and upon their executors, administrators, personal representatives, heirs and legatees. No member of the Board or the Committee shall be liable for any action, decision, determination or interpretation made in good faith with respect to the Plan or any Option granted hereunder. With respect to the 423 Component, an Offering Period shall be administered so as to ensure that all Participants have the same rights and privileges as provided by Section 423(b)(5) of the Code.

(b) Administrator. The Company, Board or the Committee may engage the services of a brokerage firm or financial institution to perform certain ministerial and procedural duties under the Plan including, but not limited to, mailing and receiving notices contemplated under the Plan, determining the number of Purchased Shares for each Participant, maintaining or causing to be maintained the Purchase Account and the Brokerage Account, disbursing funds maintained in the Purchase Account or proceeds from the sale of Shares through the Brokerage Account, and filing with the appropriate tax authorities proper tax returns and forms (including information returns) and providing to each Participant statements as required by law or regulation.

(c) Indemnification. Each person who is or shall have been (a) a member of the Board, (b) a member of the Committee, or (c) an officer or employee of the Company to whom authority was delegated in relation to this Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by applicable law.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s memorandum and articles of association, any contract with the Company, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

12.  WITHDRAWAL. A Participant may withdraw from the Plan by properly completing and submitting to the Company a withdrawal form in accordance with the procedures prescribed by the Committee, which must be submitted prior to the date specified by the Committee before the last day of the applicable Offering Period. Upon withdrawal, any payroll deductions credited to the Participant’s Purchase Account prior to the effective date of the Participant’s withdrawal from the Plan will be returned to the Participant. No further payroll deductions for the purchase of Shares will be made during subsequent Offering Periods, unless the Participant properly completes and submits an election form, by the deadline prescribed by the Company. A Participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in the Plan or in any similar plan that may hereafter be adopted by the Company.

13.  TERMINATION OF EMPLOYMENT. On the Termination Date of a Participant for any reason prior to the applicable Exercise Date, whether voluntary or involuntary, and including termination of employment due to retirement, death or as a result of liquidation, dissolution, sale, merger or a similar event affecting the Company or a Participating Subsidiary, the corresponding payroll deductions credited to his or her Purchase Account will be returned to him or her or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 16, and his or her Option will be automatically terminated.

14.  INTEREST. No interest shall accrue on the payroll deductions of a Participant in the Plan.

15.	SHARES.

(a) The shares subject to Options shall be common shares of the Company as traded on the NYSE or on such other exchange as the Shares may be listed.

(b) Subject to adjustment for stock splits, share subdivisions, stock dividends, share consolidations or other changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of Shares which shall be made available for sale under the Plan shall be 1,000,000 Shares. In addition, subject to adjustments upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of Shares which shall be made available for sale under the Plan shall automatically increase on the first trading day in January of each calendar year, commencing in 2026, and continuing until (and including) the calendar year ending December 31, 2035, with such annual increase equal to the lesser of (i) 1,000,000 Shares, (ii) 1% of the number of Shares issued and outstanding on December 31 of the immediately preceding calendar year, and (iii) an amount determined by the Board. If, on a given Exercise Date, the number of Shares with respect to which Options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(c) A Participant shall have no interest or voting right in Shares covered by his or her Option until such Option has been exercised and the Participant has become a holder of record of Shares acquired pursuant to such exercise.

16.  DESIGNATION OF BENEFICIARY. The Committee may permit Participants to designate beneficiaries to receive any Purchased Shares or payroll deductions, if any, in the Participant’s accounts under the Plan in the event of such Participant’s death. Beneficiary designations shall be made in accordance with procedures prescribed by the Committee. If no properly designated beneficiary survives the Participant, the Purchased Shares and payroll deductions, if any, will be distributed to the Participant’s estate.

17.  ASSIGNABILITY OF OPTIONS. Neither payroll deductions credited to a Participant’s Purchase Account nor any rights with regard to the exercise of an Option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 16 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 12 hereof.

18.	ADJUSTMENT OF NUMBER OF SHARES SUBJECT TO OPTIONS.

(a) Adjustment. Subject to any required action by the shareholders of the Company, the maximum number of securities available for purchase under the Plan, as well as the price per security and the number of securities covered by each Option under the Plan which has not yet been exercised shall be appropriately adjusted in the event of any stock split, share subdivision, stock dividend, share consolidation, combination or reclassification of the Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive. If any such adjustment would result in a fractional security being available under the Plan, such fractional security shall be disregarded. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option. With respect to the 423 Component, the Options granted pursuant to the Plan shall not be adjusted in a manner that causes the Options to fail to qualify as options issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board, and the Board may either provide for the purchase of Shares as of the date on which such Offering Period terminates or return to each Participant the payroll deductions credited to such Participant’s Purchase Account.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless the Board determines, in the exercise of its sole discretion, that in lieu of such assumption or substitution, to either terminate all outstanding Options and return to each Participant the payroll deductions credited to such Participant’s Purchase Account or to provide for the Offering Period in progress to end on a date prior to the consummation of such sale or merger.

19.	AMENDMENTS OR TERMINATION OF THE PLAN.

(a) The Board or the Committee may at any time and for any reason amend, modify, suspend, discontinue or terminate the Plan without notice; provided that no Participant’s existing rights in respect of existing Options are adversely affected thereby. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b) Without shareholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board or the Committee shall be entitled to change the Purchase Price, Offering Periods, Purchase Periods, eligibility requirements, limit or increase the frequency and/or number of changes in the amount withheld during a Purchase Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in an amount less than or greater than the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee determines in its sole discretion advisable which are consistent with the Plan; provided, however, that changes to (i) the Purchase Price, (ii) the Offering Period, (iii) the Purchase Period, (iv) the maximum percentage of Compensation that may be deducted pursuant to Section 6(a) or (v) the maximum number of Shares that may be purchased in a Purchase Period, shall not be effective until communicated to Participants in a reasonable manner, with the determination of such reasonable manner in the sole discretion of the Board or the Committee.

20.  NO OTHER OBLIGATIONS. The receipt of an Option pursuant to the Plan shall impose no obligation upon the Participant to purchase any Shares covered by such Option. Nor shall the granting of an Option pursuant to the Plan constitute an agreement or an understanding, express or implied, on the part of the Company to employ the Participant for any specified period.

21.  NOTICES AND COMMUNICATION. Any notice or other form of communication which the Company or a Participant may be required or permitted to give to the other shall be provided through such means as designated by the Committee, including but not limited to any paper or electronic method.

22. CONDITION UPON ISSUANCE OF SHARES.

(a) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. GENERAL COMPLIANCE. The Plan will be administered and Options will be exercised in compliance with the 1933 Act, 1934 Act and all other applicable securities laws and Company policies, including without limitation, any insider trading policy of the Company.

24. TERM OF THE PLAN. The Plan shall become effective upon the earlier to occur of (i) its adoption by the Board and (ii) its approval by the shareholders of the Company (the earlier of such events, the “Effective Date”), and shall continue in effect until the earlier of (A) the termination of the Plan pursuant to Section 19 hereof; and (B) the ten-year anniversary of the Effective Date, with no new Offering Periods commencing on or after such ten-year anniversary.

25. GOVERNING LAW. The Plan and all Options granted hereunder shall be construed in accordance with and governed by the laws of Delaware without reference to choice of law principles and subject in all cases to the Code and the regulations thereunder.

26. NON-U.S. PARTICIPANTS. To the extent permitted under Section 423 of the Code, without the amendment of the Plan, the Company may provide for the participation in the Plan by Employees who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgment of the Company be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Company may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or the Participating Subsidiaries operate or have employees. Each subplan shall constitute a separate “offering” under this Plan in accordance with Treas. Reg. §1.423-2(a) and, to the extent inconsistent with the requirements of Section 423, any such subplan shall be considered part of the Non-423 Component, and rights granted thereunder shall not be required by the terms of the Plan to comply with Section 423 of the Code.

27.  SECTION 409A OF THE CODE. The 423 Component is exempt from the application of Section 409A of the Code, and any ambiguities herein shall be interpreted to so be exempt from Section 409A of the Code. The Non-423 Component is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an Option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an Option under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding Option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the participant’s consent, to exempt any outstanding Option or future Option that may be granted under the Plan from or to allow any such Options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the Option under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.